LIMITED POWER OF ATTORNEY

The undersigned hereby constitutes and appoints

William D. Johnson Executive Vice President General Counsel

and Secretary of Progress Energy Inc. and Robert M. Williams,

Assistant Secretary of Progress Energy Inc. or their successors in office, as attorneys in fact to execute and cause to be filed from time to time with the United States Securities and

Exchange Commission (the Commission) in his name,

place and stead reports pursuant to Section 16(a) of

the Securities and Exchange Act of 1934 as amended

(Forms 3, 4 or 5), as to his beneficial ownership of

securities and Form 144 Notice of Proposed Sale of

Securities pursuant to the Securities and Exchange Act

of 1933. This power shall remain in force until revoked

in writing and may be relied upon by the Commission as

being in force until it is notified in writing

of such revocation.

IN WITNESS WHEREOF the undersigned has herewith set his

hand on this 16th day of September 2003

Peter S. Rummell

On this 16th day of September 2003 personally appeared before me the said Peter S. Rummell to me known and known to me to

be the person described in and who executed the foregoing

instrument and he acknowledged that he executed the same

and being duly sworn by me made oath that the statements

in the foregoing instrument are true.

Michelle McIntyre

Notary Public